Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER

dated as of December 4, 2015

Among

IDENTIV, INC.,

as the Borrower,

IDONDEMAND, INC.,

as the Guarantor

and

OPUS BANK

as Lender

Re Credit Agreement dated as of March 31, 2014

SECOND AMENDMENT TO CREDIT AGREEMENT AND WAIVER

This Second Amendment to Credit Agreement and Waiver dated as of December 4, 2015 (this “Amendment”) is by and among (a) Identiv, Inc., a Delaware corporation formerly known as Identive Group, Inc. (the “Borrower”), (b) idOnDemand, Inc., a Delaware corporation (the “Guarantor”), and (c) Opus Bank, a California commercial bank, as Lender (“Lender”). All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the below defined Loan Agreement.

WITNESSETH:

WHEREAS, Borrower and Lender entered into that certain Credit Agreement dated as of March 31, 2014 (as amended, the “Loan Agreement”).

Whereas, the parties hereto wish to (a) waive Borrower’s compliance with Section 7.11(a) (Tangible Net Worth) for the fiscal quarter ended September 30, 2015, and (b) amend said Section 7.11(a) (Tangible Net Worth).

Whereas, Hirsch Electronics LLC, a Delaware limited liability company, was a Guarantor under the Loan Agreement and has since merged into the Borrower, with the Borrower as the surviving entity, on February 11, 2015.

Now, Therefore, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

Section 1. Amendment. From and after the Amendment Effective Date (as defined below), Section 7.11(a) of the Loan Agreement is hereby amended by deleting the same in its entirety and inserting the following in lieu thereof:

“7.11 Financial Covenants.

(a) Tangible Net Worth. Permit the sum of the Consolidated Tangible Net Worth plus the amount shown on the Borrower’s current balance sheet for the 1994 Settlement Agreement to be less than the sum of $8,000,000 plus, an amount equal to 50% of the amount of any Cash proceeds from any equity or Subordinated Debt issued by the Borrower after December 1, 2015 as of the end of any fiscal quarter of the Borrower measured quarterly beginning at the end of the fiscal quarter ending December 31, 2015.”

Section 2. Waiver. From and after the Amendment Effective Date, the Lender hereby waives any Default or Event of Default arising under the Credit Agreement due to the failure of the Borrower to comply with the requirements of Section 7.11(a) of the Credit Agreement (Tangible Net Worth) for the fiscal quarter ending September 30, 2015.

Section 3. Representations and Warranties. The Guarantor and the Borrower each hereby represents and warrants to Lender as follows:

(a) After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing (or would result from the amendment of the Loan Documents contemplated hereby).

(b) The execution, delivery and performance by the Guarantor and the Borrower of this Amendment has been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable.

(c) This Amendment and each of the other Loan Documents (as amended by this Amendment) constitute the legal, valid and binding respective obligations of the Guarantor and the Borrower, enforceable against it in accordance with their respective terms.

(d) All representations and warranties of the Guarantor and the Borrower in the Loan Documents (each as amended by this Amendment) are true and correct in all material respects as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date).

(e) Each of the Guarantor and the Borrower is entering into this Amendment on the basis of its own investigation and for its own reasons, without reliance upon Lender or any other Person.

(f) Each of the Guarantor and the Borrower’s respective obligations under the Loan Agreement, each Guaranty and under the other Loan Documents, as applicable, are not subject to any defense, counterclaim, set-off, right of recoupment, abatement or other claim.

Section 4. Continuing Effectiveness; Ratification of Loan Documents. As herein amended, each of the Loan Documents (including, without limitation, each Guaranty) shall remain in full force and effect and each of the agreements, guarantees and obligations contained therein (as amended hereby) is hereby ratified and confirmed in all respects.

Section 5. Counterparts. This Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Amendment.

Section 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED

ENTIRELY WITHIN SUCH STATE; PROVIDED THAT LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

Section 7. Successors and Assigns. This Amendment shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto, and their respective successors and assigns.

Section 8. Effectiveness. The agreements set forth herein shall become effective on the date (the “Amendment Effective Date”) when the Lender shall have (a) executed this Amendment, (b) received counterparts of this Amendment executed by Borrower and the Guarantor, and (c) payment of all reasonable fees and expenses of Lender as required by Section 9.03 of the Loan Agreement.

Section 9. Entire Agreement. This Amendment constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first set forth above.

IDENTIV, INC., a Delaware corporation, as the Borrower

By:	/s/ Steve Humphreys
Name: Steve Humphreys
Its: Chief Executive Officer

IDONDEMAND, INC., a Delaware corporation, as a Guarantor

By:	/s/ Steve Humphreys
Name:	Steve Humphreys
Title:	Chief Executive Officer

OPUS BANK, as Lender

By:	/s/ Kevin McBride
Kevin McBride Senior Managing Director